Registration No. 333-
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                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549
                                 ---------
                                   FORM S-4
                            REGISTRATION STATEMENT
                                    UNDER
                          THE SECURITIES ACT OF 1933
                                  ---------
                          NEW CENTURY ENERGIES, INC.
            (Exact name of registrant as specified in its charter)

         Delaware                    4931                   84-1334327
     (State or other           (Primary Standard         (I.R.S. employer
     jurisdiction of              Industrial            identification no.)
     incorporation or         Classification Code
      organization)                 Number)

                               1225 17th Street
                            Denver, Colorado 80202
             (Address, including zip code, and telephone number,
      including area code, of registrant's principal executive offices)


     Richard C. Kelly                                    Doyle R. Bunch II
 President and Treasurer                              Chairman and Secretary
New Century Energies, Inc.                             New Century Energies,
     1225 17th Street                                          Inc.
  Denver, Colorado 80202                                  Tyler at Sixth
      (303) 571-7511                                   Amarillo, Texas 79101
                                                          (806) 378-2121
          (Name, address, including zip code, and telephone number,
                  including area code, of agent for service)
                                  ---------
                                  Copies to:
       Gary W. Wolf, Esq.                         Susan A. Marshall, Esq.
     Cahill Gordon & Reindel                  LeBoeuf, Lamb, Greene & MacRae,
         80 Pine Street                                    L.L.P.
    New York, New York 10005                        125 West 55th Street
                                                  New York, New York 10019

                                  ---------
    Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement is declared effective. The issuance of securities shall occur when all other conditions to the merger of PSCo Merger Corp., a Colorado corporation and a wholly owned subsidiary of the Registrant, with and into Public Service Company of Colorado, and the merger of SPS Merger Corp., a New Mexico corporation and a wholly owned subsidiary of the Registrant, with and into Southwestern Public Service Company pursuant to the Agreement and Plan of Reorganization described in the Prospectus forming a part of the S-4 Registration Statement filed by New Century Energies, Inc. on December 13, 1995 (File No. 33-64951), have been satisfied or waived.

    If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. |_|

    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |X| File No. 33-64951
                                                             -----------------
                                  ---------

                         CALCULATION OF REGISTRATION FEE
================================================================================
Title of Each Class of  Amount to be    Proposed       Proposed      Amount of
   Securities to be      Registered      Maximum        Maximum    Registration
      Registered                      Offering Price   Aggregate      Fee(1)
                                       Per Unit(1)      Offering
                                                        Price(1)
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Common Stock, par value
$1.00 per share........   1,500,000      $38.5625     $57,843,750     $17,529
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(1) The proposed maximum offering price per share and in the aggregate have been estimated solely for the purposes of computing the registration fee. Pursuant to Rules 457(c) and 457(f)(1), the registration fee has been calculated based on the average of the high and low prices for the common stock of Public Service Company of Colorado and the common stock of Southwestern Public Service Company on April 16, 1997, in each case as reported on the New York Stock Exchange Composite Tape.

      This registration statement is being filed with respect to the registration of additional securities for an offering pursuant to Rule 462(b)(3) under the Securities Act of 1933, as amended. The contents of the earlier effective registration statement (File No. 33-64951) are incorporated in this registration statement by reference.

      The required opinions and consents are listed on an Exhibit Index attached hereto and filed herewith.

                                   SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this Registration
Statement to be signed on its behalf by the undersigned, thereto duly authorized, in the City of Denver, State of Colorado, on April 18, 1997.

                                                NEW CENTURY ENERGIES, INC.



                                                By:   /s/ Doyle R. Bunch II
                                                      ----------------------
                                                      Doyle R. Bunch II
                                                      Chairman and Secretary

    Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.


Signature                                                    Date
---------                                                    ----

/s/ Doyle R. Bunch II                                        April 18, 1997
--------------------------------------------
Chairman, Secretary and Director
(principal executive officer)



/s/ Richard C. Kelly                                         April 18, 1997
--------------------------------------------
President, Treasurer and Director
(principal accounting and financial officer)

                                  EXHIBIT INDEX



  Exhibit                         Description of Document
   Number

    5(a)     Opinion re Legality of LeBoeuf, Lamb, Greene & MacRae, L.L.P.

    5(b)     Opinion re Legality of Cahill Gordon & Reindel.

   23(a)     Consent of LeBoeuf, Lamb, Greene & MacRae, L.L.P. (included in
             Exhibit 5(a)).

   23(b)     Consent of Cahill Gordon & Reindel (included in Exhibit 5(b)).

                                                                    Exhibit 5(a)

                         LeBoeuf, Lamb, Greene & MacRae
                                     L.L.P.
                         A Limited Liability Partnership
                       Including Professional Corporations
                              125 West 55th Street
                             New York, NY 10019-5389


                                    April 18, 1997



Public Service Company of Colorado
1225 Seventeenth Street
Denver, Colorado  80202

New Century Energies, Inc.
1225 Seventeenth Street
Denver, Colorado  80202


Ladies and Gentlemen:

            We have acted as counsel to Public Service Company of Colorado, a Colorado corporation ("PSCo"), and New Century Energies, Inc., a Delaware corporation (the "Company"), in connection with the filing of a Registration Statement (the "Registration Statement") on Form S-4 under the Securities Act of 1933, as amended (the "Act"). The Registration Statement relates to the registration of 1,500,000 additional shares of Common Stock, par value $1 per share, of the Company (the "Shares") for an offering pursuant to Rule 462(b) under the Act. The earlier effective registration statement for the same offering (the "Original Registration Statement") is contained in File No. 33-64951.

            In connection  with this opinion,  we have  examined  originals,  or copies certified or otherwise identified to our satisfaction, of such instruments, certificates, records and documents, and have reviewed such questions of law, as we have deemed necessary or appropriate for purposes of this opinion. In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to the original documents of all documents submitted as copies and the authenticity of the originals of such latter documents. As to any facts material to our opinion, we have relied upon the aforesaid instruments, certificates, records and documents and inquiries of Company and PSCo representatives.

            Based upon the foregoing examination, we are of the opinion that the Shares to be issued by the Company have been duly authorized and, when issued in the manner contemplated by the Original Registration Statement (including the declaration and maintenance of the effectiveness of the Registration Statement and the obtaining and maintenance of all requisite regulatory and other approvals), will be validly issued, fully paid and nonassessable.

            We are, in this opinion, opining only on the law of the State of Colorado, the corporate law of the State of Delaware and the federal law of the United States. We are not opining on "blue sky" or other state securities laws.

            We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name under the caption "Legal Matters" therein and in the related prospectus, and in any supplements thereto or amendments thereof. Our consent to such reference does not constitute a consent under Section 7 of the Act, and in consenting to such reference we have not certified any part of the Registration Statement and do not otherwise come within the categories of persons whose consent is required under Section 7 or under the rules and regulations of the Securities and Exchange Commission thereunder.


                                    Very truly yours,



                                    /s/ LeBoeuf, Lamb, Greene & MacRae, L.L.P.

                                                                    Exhibit 5(b)


                      [OPINION OF CAHILL GORDON & REINDEL]


                                  April 18, 1997


                                                                  (212) 701-3000


Southwestern Public Service Company
SPS Tower, Tyler at Sixth
Amarillo, Texas 79101


New Century Energies, Inc.
1225 Seventeenth Street
Denver, Colorado 80202


Ladies and Gentlemen:

            We have acted as counsel to Southwestern Public Service Company, a New Mexico corporation, and New Century Energies, Inc., a Delaware corporation (the "Company"), in connection with the filing of a Registration Statement on Form S-4 (File No. 33-64951) under the Securities Act of 1933, as amended (the "Act"), relating to the registration of shares of common stock, par value $1 per share, of the Company (the "Common Stock") and a Registration Statement on Form S-4 (the "Registration Statement") pursuant to Rule 462(b) under the Act relating to the registration of 1,500,000 additional shares of Common Stock (the "Shares").

            We are of the opinion that the Shares to be issued by the Company have been duly authorized and, when issued in the manner contemplated by the Registration Statement, will be validly issued, fully paid and nonassessable.

            We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and related prospectus. Our consent to such reference does not constitute a consent under Section 7 of the Act, and in consenting to such reference we have not certified any part of the Registration Statement and do not otherwise come within the categories of persons whose consent is required under Section 7 or under the rules and regulations of the Securities and Exchange Commission thereunder.

                                    Very truly yours,


                                    /s/ Cahill Gordon & Reindel